UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2013

NEW YORK MORTGAGE TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-32216	47-0934168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Madison Avenue

New York, New York 10016

(Address and zip code of

principal executive offices)

Registrant’s telephone number, including area code: (212) 792-0107

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.     Regulation FD Disclosure.

On November 22, 2013, New York Mortgage Trust, Inc. (the “Company”) issued a press release announcing the transaction described in Item 8.01 of this Current Report on Form 8-K. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 8.01.     Other Events.

On November 22, 2013, the Company issued a press release announcing its entry, through a wholly-owned subsidiary, into a master repurchase agreement with an expected three-year term for the purpose of financing certain commercial mortgage-backed securities collateralized by multifamily mortgage loans owned by the Company (“Multifamily CMBS”). The Company received gross cash proceeds of approximately $56 million before deducting expenses associated with the transaction.

Pursuant to the terms of the master repurchase agreement (the “Master Repurchase Agreement”) dated November 21, 2013 by and between RB Commercial Mortgage LLC (the “Seller”), a wholly-owned subsidiary of the Company, New York Mortgage Securitization Trust 2013-1 (the “Issuer”), a special purpose entity, and U.S. Bank National Association, as indenture trustee, the Seller transferred Multifamily CMBS having an estimated aggregate market value of approximately $93 million to the Issuer in exchange for the proceeds set forth above. The proceeds of the transaction to the Seller were generated from the Issuer’s concurrent private placement of approximately $56 million of notes pursuant to an indenture (the “Notes”).

The Notes bear interest that is payable monthly at a per annum rate equal to one-month LIBOR plus 5.25%, subject to increase upon an event of default or an extension of the term. The Notes and the financing under the Master Repurchase Agreement are scheduled to mature in November 2017, at which time the Issuer will transfer the Multifamily CMBS serving as collateral back to the Seller upon repayment of the outstanding financing under the Master Repurchase Agreement and the Issuer will repay the Notes. In connection with the transaction, the Company agreed to guarantee the due and punctual payment of the Seller’s obligations under the Master Repurchase Agreement (the “Guarantee”).

All income received on the Multifamily CMBS during the term of the Master Repurchase Agreement will be applied to pay any price differential and to reduce the aggregate repurchase price of the collateral under the Master Repurchase Agreement. The financing under the Master Repurchase Agreement is subject to margin calls to the extent the market value of the Multifamily CMBS declines (as determined by the indenture trustee) below specified levels. Repayment of the outstanding financing may be accelerated upon an event of default under the Master Repurchase Agreement, the indenture or the Guarantee.

The Multifamily CMBS serving as collateral under the Master Repurchase Agreement are comprised of three first-loss principal-only securities from separate Freddie Mac-sponsored Multifamily K-Series transactions. The Company used a portion of the net proceeds from this transaction to fund its purchase of one of the securities serving as collateral in this transaction and expects to use the balance of the net proceeds for general corporate purposes.

The Notes were privately placed with a qualified institutional buyer in a transaction qualifying for resale under Rule 144A.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being furnished herewith this Current Report on Form 8-K.

99.1	Press Release dated November 22, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK MORTGAGE TRUST, INC. (Registrant)

Date: November 22, 2013	By:	/s/ Steven R. Mumma
Steven R. Mumma
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit                      Description

99.1       Press Release dated November 22, 2013.